                                                                     EXHIBIT 5.1


                        [Bondy & Schloss LLP Letterhead]



                                        January 11, 2002


Infotopia, Inc.
3635 Boardman Canfield Road
Canfield, OH 44406

Ladies and Gentlemen:

     We have acted as counsel to Infotopia, Inc., a Nevada corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate 93,000,000 shares (the "Shares") of Common Stock, $.001 par value per share, issuable to the Company executives and consultants named therein, and Bondy & Schloss LLP, pursuant to agreements with the Company (the "Agreements").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials, certificates of officers or other representatives of the Company, and certificates of consultants to the Company.

     Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Agreements, the Shares will be validly issued, fully paid and non-assessable.

     We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                        Very truly yours,



                                        Bondy & Schloss LLP



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